UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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CHINA CLEAN ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0700927
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Sterling Circle, Suite 204
Wheaton, Illinois 60187
(Address of principal executive offices, including Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  N/A

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Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 per share
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

This registration statement relates to the common stock, par value $0.001 per share (the “Common Stock”) of China Clean Energy Inc. (the “Company”).  A description of the Common Stock is contained in the Company’s Final 424(b)(3) Prospectus (File No. 333-149018) filed with the Securities and Exchange Commission on June 9, 2009 and is incorporated by reference herein.

Item 2.   Exhibits.

Exhibit No.	Description
1. 2.
Composite Certificate of Incorporation of China Clean Energy Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 of China Clean Energy Inc. filed with the Securities and Exchange Commission on February 1, 2008)

Bylaws of China Clean Energy Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA CLEAN ENERGY INC.

Date: August 24, 2009	By:	/s/ Shannon Yan
Shannon Yan
Interim Chief Financial Officer